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ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com
	January 16, 2009	CLIENT/MATTER NUMBER 082961-0117

Hennessy Funds Trust
7250 Redwood Blvd.
Suite 200
Novato, CA 94945

Ladies and Gentlemen:

        We have acted as counsel for Hennessy Funds Trust (the “Trust”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Hennessy Funds Trust shares of beneficial interest, no par value (such shares of beneficial interest being hereinafter referred to as the “Stock”), pursuant to an Agreement and Plan of Reorganization, dated as of January 16, 2009(the “Agreement and Plan of Reorganization”), by and among the Trust, on behalf of the Hennessy Cornerstone Large Growth Fund, and Tamarack Funds Trust, on behalf of the Tamarack Large Cap Growth Fund, in the manner set forth in the Registration Statement on Form N-14 to which reference is made. In this connection we have examined: (a) the Registration Statement on Form N-14; (b) the Company’s charter documents, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion, including the Agreement and Plan of Reorganization.

        Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Registration Statement on Form N-14 will be legally issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP

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